UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

STATE OF CALIFORNIA
DEPARTMENT OF FINANCIAL INSTITUTIONS
SACRAMENTO, CALIFORNIA

Written Agreement by and among

IMPERIAL CAPITAL BANCORP, INC.
La Jolla, California

FEDERAL RESERVE BANK OF
SAN FRANCISCO
San Francisco, California

and

STATE OF CALIFORNIA
DEPARTMENT OF FINANCIAL
INSTITUTIONS
Sacramento, California
Docket No. 09-097-WA/RB-HC

WHEREAS, Imperial Capital Bancorp, Inc., La Jolla, California ("Imperial"), a registered bank holding company, owns and controls Imperial Capital Bank, La Jolla, California (the "Bank"), a state chartered nonmember bank, and various nonbank subsidiaries;
WHEREAS, it is the common goal of Imperial, the Federal Reserve Bank of San Francisco (the "Reserve Bank"), and the State of California Department of Financial Institutions (the "Department") to maintain the financial soundness of Imperial so that Imperial may serve as a source of strength to the Bank;
WHEREAS, Imperial, the Reserve Bank, and the Department have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on July 28, 2009, the board of directors of Imperial, at a duly constituted meeting, adopted a resolution authorizing and directing Norval L. Bruce, Member of the Executive Committee to enter into this Agreement on behalf of Imperial, and consenting to compliance with each and every provision of this Agreement by Imperial and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)).
NOW, THEREFORE, Imperial, the Reserve Bank, and the Department agree as follows:
Dividends and Distributions
    1.    (a)           Imperial shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors"), and the Department.

          (b)   Imperial and any nonbank subsidiary shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank and the Department.

          (c)   Imperial and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank, the Director, and the Department.

          (d)   All requests for prior approval shall be received by the Reserve Bank and the Department at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Imperial's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Imperial must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).
Debt and Stock Redemption
    2.   (a)           Imperial and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank and the Department. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.
(b)            Imperial shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank and the Department.
Capital Plan

    3.   Within 30 days of this Agreement, Imperial shall submit to the Reserve Bank and the Department an acceptable written plan to maintain sufficient capital at Imperial, on a consolidated basis, and at the Bank, as a separate legal entity on a stand-alone basis. The plan shall, at a minimum, address, consider, and include:
(a)            The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of

Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D), and the applicable capital adequacy guidelines for the Bank issued by the Bank's federal regulator;

(b)   the adequacy of the Bank's capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;

(c)   the source and timing of additional necessary funds to fulfill the consolidated organization's and the Bank's future capital requirements;

(d)   supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e)   the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that Imperial serve as a source of strength to the Bank.

    4.   Imperial shall notify the Reserve Bank and the Department, in writing, no more than 30 days after the end of any quarter in which any of the consolidated organization's or the Bank's capital ratios (total risk-based, Tier 1, or leverage) fall below the plan's minimum ratios. Together with the notification, Imperial shall submit an acceptable capital plan that details the steps Imperial will take to increase the consolidated organization's or the Bank's capital ratios to or above the plan's minimums.
Compliance with Laws and Regulations

    5.   (a)           In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Imperial shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.) and also provide written notice to the Department. Imperial shall not appoint any individual to its board of directors or employ or change the responsibilities of any individual as a senior executive officer if the Reserve Bank or the Department notifies Imperial of disapproval within the time limits prescribed by Subpart H of Regulation Y.
(b)            Imperial shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).
Progress Reports

    6.   Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank and the Department written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.
Approval and Implementation of Plan
    7.   (a)           Imperial shall submit a written capital plan that is acceptable to the Reserve Bank and the Department within the applicable time period set forth in paragraph 3 of this Agreement.
 (b)   Within 10 days of approval by the Reserve Bank and the Department, Imperial shall adopt the approved capital plan. Upon adoption, Imperial shall promptly implement the approved plan, and thereafter fully comply with it.
 (c)   During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank and the Department.

Communications

8.           All communications regarding this Agreement shall be sent to:

(a)         Mr. Dale Vaughan
Examining Officer
Community Institutions Group
Banking Supervision & Regulation Federal
Reserve Bank of San Francisco
950 South Grand Avenue
Los Angeles, California, 90015

      (b)   Mr. Douglas Kirkpatrick
Deputy Commissioner
California Department of Financial Institutions
300 South Spring Street, Suite 15513
La Jolla, California 90013

     (c)   Mr. Anthony Rusnak
First Vice President, General Counsel
Imperial Capital Bancorp, Inc.
888 Prospect Street, Suite 110
La Jolla, California 92037

Miscellaneous

    9.   Notwithstanding any provision of this Agreement, the Reserve Bank and the Department may, in their sole discretion, grant written extensions of time to Imperial to comply with any provision of this Agreement.

    10.   The provisions of this Agreement shall be binding upon Imperial and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

    11.   Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the Department.

    12.   The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the Department, or any other federal or state agency from taking any other action affecting Imperial, the Bank, any nonbank subsidiary of Imperial, or any of their current or former institution-affiliated parties and their successors and assigns.
13.            Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 28th day of July, 2009.

IMPERIAL CAPITAL BANCORP, INC.		FEDERAL RESERVE BANK OF SAN FRANCISCO

By:	/s/ Norval L. Bruce	By:	/s/
Norval L. Bruce
for the Executive Committee

STATE OF CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS

		By:	/s/ Douglas Kirkpatrick
Douglas Kirkpatrick
Deputy Commissioner